UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	000-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

In a press release dated August 15, 2016, Marvell Technology Group Ltd. (the “Company”) announced that it will hold its annual general meeting of shareholders on November 8, 2016 at 4 p.m. Pacific time at Marvell’s Santa Clara campus, 5488 Marvell Lane, Santa Clara, California 95054. Only shareholders of record at the close of business on September 12, 2016 are entitled to vote at the meeting. All shareholders are requested to be present in person or by proxy.

In accordance with Marvell’s bye-laws, the deadline for director nominations for the annual general meeting is September 8, 2016. Any such nominations must be made in accordance with the bye-laws of the Company. Pursuant to the bye-laws of the Company, based on the date of the Company’s prior annual general meeting, notice of any shareholder proposals for this annual general meeting had to be given no later than April 30, 2016. However, in light of the date of this annual general meeting, Marvell will accept for review for this annual general meeting, shareholder proposals that are submitted no later than September 1, 2016. Any such proposals must be made in accordance with the bye-laws of the Company and applicable regulations.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events

In a press release dated August 15, 2016, the Company announced that it will hold its annual general meeting of shareholders on November 8, 2016 at 4 p.m. Pacific time at Marvell’s Santa Clara campus, 5488 Marvell Lane, Santa Clara, California 95054. The contents of Item 5.08 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated August 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor, EVP Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated August 15, 2016